Exhibit 15.5

June 29, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the information required by Item 16 F of Form 20-F dated June 29, 2010 of KT Corporation, and have the following comments:

1. We agree with the statements made in the paragraphs two and four in the section “Change in Registrant’s Certifying Accountant” on pages 108 and 109.

2. We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours sincerely,

/s/ DELOITTE ANJIN LLC
Deloitte Anjin LLC